Exhibit 32.1



        CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
            (UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)
                  ACCOMPANYING QUARTERLY REPORT ON FORM 10-Q OF
         CENTERLINE HOLDING COMPANY FOR THE QUARTER ENDED MARCH 31, 2007


In connection with the Quarterly Report on Form 10-Q of Centerline Holding Company for the quarterly period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Marc D. Schnitzer, as Chief Executive Officer of our Company, and Robert L. Levy, as Chief Financial Officer of our Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:


    (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and


    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our Company.



By:  /s/ Marc D. Schnitzer                 By:  /s/ Robert L. Levy
     ---------------------                      ------------------
     Marc D. Schnitzer                          Robert L. Levy
     Chief Executive Officer                    Chief Financial Officer
     (Principal Executive Officer)              (Principal Financial Officer and
     May 10, 2007                                Principal Accounting Officer)
                                                May 10, 2007


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